UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2008

Columbus Acquisition Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-33467	20-5338217
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Columbus Acquisition Corp. 153 East 53rd Street, 58th Floor New York, NY 10022
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 418-9600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Change in Registrant's Certifying Accountant

On January 31, 2008, Columbus Acquisition Corp. (the “Registrant”) was notified that the partners of Goldstein Golub Kessler LLP (“GGK”) became partners of McGladrey & Pullen, LLP (“M&P) in a limited asset purchase agreement and that GGK resigned as the Registrant’s independent registered public accounting firm. On the same date, January 31, 2008, the Audit Committee of the Registrant’s Board of Directors appointed M&P as the Registrant’s new independent registered public accounting firm.

Except as described below, the audit report of GGK on the financial statements of the Registrant as of May 23, 2007, March 31, 2006 and December 31, 2006 and for the periods then ended did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. GGK's audit reports relating to GGK's audit of Registrant's financial statements as of March 31, 2007 and December 31, 2006 and the related statements of operations, stockholders’ equity and cash flows for the three-months ended March 31, 2007, the period from August 1, 2006 (inception) to December 31, 2006, and the cumulative period from August 1, 2006 (inception) to March 31, 2007 (“Audit Report”) included an emphasis paragraph relating to an uncertainty as to the Registrant's ability to continue as a going concern. The Audit Report, which was dated May 10, 2007 (except for the third and fifth paragraphs of Note 1 and the third paragraph of Note 4, as to which the date was May 15, 2007), noted that the Registrant was in the process of raising capital through a proposed initial public offering of its Units (the “Public Offering”), and did not include any adjustments that might result from the outcome of the Public Offering. The Registrant completed its Public Offering on May 22, 2007.

In connection with the audits of the Registrant's financial statements for the period from August 1, 2006 (inception) to May 23, 2007 and through the date of this Current Report, there were: (i) no disagreements between the Registrant and GGK on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of GGK, would have caused GGK to make reference to the subject matter of the disagreement in its report on the Registrant's financial statements for such periods, and (ii) no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

During the period from August 1, 2006 (inception) to December 31, 2007 and through the date of this Current Report, the Registrant did not consult with M&P on (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that may be rendered on the Registrant’s financial statements, and M&P did not provide either a written report or oral advice to the Registrant that M&P concluded was an important factor considered by the Registrant in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) the subject of any disagreement, as defined in Item 304 (a)(1)(iv) of Regulation S-K and the related instructions, or a reportable event within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

The Registrant has provided GGK a copy of the disclosures in this Form 8-K and has requested that GGK furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not GGK agrees with the Registrant's statements in this Item 4.01(a) of this Current Report. A copy of the letter dated February 4, 2008 furnished by GGK in response to that request is filed as Exhibit 16.1 to this Current Report

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired.
Not Applicable

(b)	Pro Forma Financial Information.
Not Applicable

(c)	Shell Company Transactions.
Not Applicable

(d)	Exhibits

No.16.1
Letter furnished by GGK in response to the Company's request, addressed to the Securities and Exchange Commission, dated February 4, 2008, indicating their agreement with the statements contained in the Form 8-K filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Columbus Acquisition Corp. (Registrant)

Dated: February 4, 2008	By:	/s/ Andrew Intrater
Name: Andrew Intrater
Title: Chairman of the Board and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Exhibit Title

16.1
Letter furnished by GGK in response to the Company's request, addressed to the Securities and Exchange Commission, dated February 4, 2008, indicating their agreement with the statements contained in the Form 8-K filing.